SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ___________________________________

                                    FORM 8-K



                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 2, 1999



                         INDIVIDUAL INVESTOR GROUP, INC.
             (Exact name of Registrant as specified in its charter)



           Delaware                      1-10932                 13-3487784
(State or other jurisdiction of        (Commission            (I.R.S. Employer
        Incorporation)                 File Number)          Identification No.)




             125 Broad Street, 14th Floor, New York, New York 10004
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 742-2200



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Item 2.  Acquisition or Disposition of Assets

         On June 2, 1999, Registrant, Kirlin Holding Corp. ("Kirlin") and VentureHighway.com Inc. ("VentureHighway"), a wholly-owned subsidiary of Kirlin, entered into an agreement ("Agreement") pursuant to which Registrant acquired 2,484 newly-issued shares of common stock of VentureHighway, representing 19.9% of the then-outstanding shares of common stock (the other 80.1% of which continue to be held by Kirlin). The purchase price was $3.184 million, which is payable in the form of advertising for VentureHighway.com in Registrant's magazines, such as Individual Investor and Ticker, and on Registrant's websites, such as iionline.com, during the next 30 months.

         VentureHighway owns and operates VentureHighway.com, a branded website designed to serve as an interactive portal for the matching of companies seeking funding with qualified investors seeking to fund such companies, and the facilitation of private placements and public offerings of securities of companies.

         In connection with the aforementioned transaction, Registrant and Kirlin also entered into a securities purchase agreement ("Securities Purchase Agreement") pursuant to which Registrant acquired 150,000 shares ("Investor Shares") of common stock of Kirlin for $750,000, representing 4.9% of the then-outstanding shares of common stock. The purchase price was paid from Registrant's working capital. Kirlin contributed all the proceeds of this sale to the capital of VentureHighway. Kirlin is obligated to file a registration statement registering the resale of the Investor Shares under the Securities Act of 1933 on or prior to August 2, 1999 and to use its best efforts to cause the registration statement to become effective as soon as practicable thereafter.

         Kirlin (Nasdaq: KILN) is a holding company engaged in securities brokerage, securities trading and merchant banking activities through its primary operating subsidiary, Kirlin Securities, Inc. Kirlin Securities is a full service, retail oriented brokerage firm and is a member of the NASD.

         VentureHighway, Registrant and Kirlin also entered into a stockholders agreement ("Stockholder Agreement") with respect to Registrant's and Kirlin's respective ownership of VentureHighway. Until the occurrence of certain events, Registrant shall have the right to designate one member of VentureHighway's board of directors. The Stockholder Agreement also places certain restrictions on, and rights with respect to, the sale of shares of VentureHighway stock by Registrant and Kirlin.

         If VentureHighway.com does not provide users with certain capabilities and if VentureHighway (either directly or through a subsidiary) does not obtain registration as a broker-dealer prior to December 31, 1999, Registrant may elect to terminate the Agreement. In the event Registrant so elects to terminate the Agreement, Registrant shall return all of the equity of VentureHighway owned by it to VentureHighway without further consideration. Also, in such event, Registrant shall have the right to require Kirlin to purchase all the Investor Shares then owned by Registrant. The amount payable by Kirlin to Registrant in connection with any repurchase shall be equal to (i) $750,000 less (ii) amounts realized by Registrant (and any affiliates to whom it transferred shares) on all sales of Investor Shares prior thereto (with interest added to the amounts in clauses (i) and (ii) at an interest rate of 10% per annum).

         Peter M. Ziemba, a director of Registrant, is a partner in the law firm Graubard Mollen & Miller, which is general counsel to Kirlin and VentureHighway.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  10.1 Agreement, dated as of June 2, 1999, between Registrant, Kirlin Holding Corp. and
                           VentureHighway.com Inc.

                  10.2 Stockholder Agreement, dated as of June 2, 1999, between Registrant, Kirlin Holding Corp. and VentureHighway.com Inc.

                  10.3 Securities Purchase Agreement, dated as of June 2, 1999, between Registrant and Kirlin Holding Corp.

                  99.1     Press Releases, dated June 2, 1999.



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                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INDIVIDUAL INVESTOR GROUP, INC.


Dated:   June 16, 1999                       By:     /s/ Jonathan L. Steinberg
                                                     ---------------------------
                                                         Jonathan L. Steinberg
                                                         Chief Executive Officer



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                                  Exhibit Index



     10.1 Agreement, dated as of June 2, 1999, between Registrant, Kirlin Holding Corp. and VentureHighway.com Inc.

     10.2 Stockholder Agreement, dated as of June 2, 1999, between Registrant, Kirlin Holding Corp. and VentureHighway.com Inc.

     10.3 Securities Purchase Agreement, dated as of June 2, 1999, between Registrant and Kirlin Holding Corp.

     99.1     Press Releases, dated June 2, 1999.